UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2022

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-38342	82-2809631
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1460

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	ILPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Agreement.

As previously disclosed, on November 5, 2021, Industrial Logistics Properties Trust, a Maryland real estate investment trust (the “Company”), Monmouth Real Estate Investment Corporation, a Maryland corporation (“Monmouth”), and Maple Delaware Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), entered into a definitive agreement and plan of merger (the “Merger Agreement”) under which, subject to the terms and conditions thereof, the Company will acquire Monmouth in an all-cash transaction (the “Merger”).

On February 7, 2022, the Company, Monmouth and Merger Sub entered into Amendment No. 1 (the “Amendment”) to the Merger Agreement, pursuant to which, as a result of the Company transferring all of the issued and outstanding limited liability company interests of Merger Sub to a direct wholly owned subsidiary of the Company and Merger Sub thereby becoming an indirect wholly owned subsidiary of the Company, the parties have agreed to amend certain representations and warranties of the Company and Merger Sub in the Merger Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negative or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon the Company’s present intent, beliefs or expectations, but forward-looking statements and the implications of these statements are not guaranteed to occur and may not occur for various reasons, some of which are beyond the Company’s control. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example:

•	This Current Report on Form 8-K states the Company entered into the Merger Agreement to acquire Monmouth. The transaction is subject to closing conditions, including obtaining the approval of Monmouth’s stockholders, that are outside of the parties’ control and may not be met. As a result, the transaction may be delayed or it may not be completed on the contemplated terms, or at all.

The information contained in the Company’s filings with the SEC, including under the caption “Risk Factors” in the Company’s periodic reports, or incorporated therein, identifies other important factors that could cause differences from the Company’s forward-looking statements. The Company’s filings with the SEC are available on the SEC’s website at www.SEC.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, the Company does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated February 7, 2022, by and among Industrial Logistics Properties Trust, Monmouth Real Estate Investment Corporation and Maple Delaware Merger Sub LLC.

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Dated: February 7, 2022